UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 13, 2010

HALOZYME THERAPEUTICS, INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-32335	88-0488686
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

11388 Sorrento Valley Road, San Diego, California		92121
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	858-794-8889

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

Update on HYLENEX® Reintroduction

On August 31, 2010, Halozyme Therapeutics, Inc. ("Halozyme") issued a press release to report on its plans for the reintroduction of HYLENEX. In addition, Halozyme announced the lifting of the notice of breach previously delivered to Baxter Healthcare International. The press release is attached as Exhibit 99.1 to this Form 8-K.

Update on United States and European Patents

On August 12, 2010, Halozyme announced the issuance of United States Patent No. 7,767,429 (the "’429 Patent") claiming its proprietary recombinant human hyaluronidase enzyme platform (rHuPH20). Claims to the human PH20 glycoprotein, PEGylated variants, the glycoprotein produced by recombinant methods, and pharmaceutical compositions with other agents, including antibodies, insulins, cytokines, anti-infectives and additional therapeutic classes were awarded in this patent and additional claims are in prosecution. This patent will not expire until September 23, 2027.

A European counterpart patent, EP1603541, was also granted to Halozyme on November 11, 2009. On August 13, 2010, Halozyme learned that an opposition to this patent was filed with the European Patent Office. Halozyme plans on contesting the opposition with written submissions to the European Patent Office. Halozyme expects to obtain European patent protection that is equal or superior to the claims recently issued in the ’429 patent. The European patent provides protection until March 5, 2024.

Item 9.01 Financial Statements and Exhibits.

Exhibit No. Description
99.1 Press release, dated August 31, 2010

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HALOZYME THERAPEUTICS, INC.

August 31, 2010	By:	James E. Cartoni

Name: James E. Cartoni
Title: Secretary and Vice President, Legal

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Exhibit Index

Exhibit No.	Description

99.1	Press release, dated August 31, 2010